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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 February 1, 2002

MDU Communications International, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
0-26053 (Commission File Number)	84-1342898 (IRS Employer Identification No.)
60-D Commerce Way, Totowa NJ (Address of principal executive offices)	07512 (Zip Code)
(973) 237-9499 (Registrant's telephone number, including area code)

Item 4.

CHANGE IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

(a)
Previous independent accountant

        On January 31, 2002, MDU Communications International Inc., a Delaware corporation (the "Registrant"), replaced Deloitte & Touche LLP as its independent certified public accountant. The audit report of Deloitte & Touche LLP on the financial statements of the Registrant as at and for each of the years ended September 30, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following going concern qualification: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and limited financial resources raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are discussed in Note 2. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties." However, such audit reports were not otherwise qualified or modified as to audit scope or accounting principles.

        The Registrant's Audit Committee participated in and recommended the decision to replace Deloitte & Touche LLP, which was approved by the Board of Directors on January 18, 2002.

        In connection with its audits for the two most recent fiscal years and through January 31, 2002, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference to them in their report on the financial statements for those years.

        During the two most recent fiscal years and through January 31, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The Registrant has requested that Deloitte & Touche LLP furnish a letter stating whether or not it agrees with the above statements. A copy of this letter dated February 1, 2002 is filed as Exhibit 16.1 to this Form 8-K.

(b)
New independent accountant

        The Registrant engaged JH Cohn LLP as its new independent public accountants as of February 1, 2002. The Registrant's Audit Committee participated in and recommended the decision to retain JH Cohn LLP, which was approved by the Board of Directors on January 18, 2002.

        During the two most recent fiscal years and through January 31, 2002, the Registrant has not consulted with JH Cohn LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's financial statements, and in no case was a written report provided to the Registrant nor was oral advice provided that the Registrant concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The registrant had no consultations with JH Cohn LLP regarding a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's financial statements, and in no case was a written report provided to the Registrant nor was oral advice provided that the Registrant concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits

        The following exhibits are filed as part of this Current Report on Form 8-K:

        Letter from Deloitte & Touche LLP dated February 1, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU Communications International, Inc.
Date: February 8, 2002	By:	/s/ SHELDON NELSON Sheldon Nelson, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP dated February 1, 2002 regarding change in independent accountants

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SIGNATURES
INDEX TO EXHIBITS